Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755
www.tcfexpress.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Record First Quarter Earnings and EPS ($.88, up 6 percent)

FIRST QUARTER HIGHLIGHTS

•                  Record diluted earnings per share of 88 cents

•                  Record net income of $60.7 million

•                  Return on average assets of 2.11 percent

•                  Return on average common equity of 25.90 percent

•                  Average Power Assets® increased $896.8 million, or 14 percent

•                  Net loan and lease charge-offs were $516,000, or .02 percent (annualized) of average loans and leases

•                  Average low-cost checking, savings and money market deposits increased $283.2 million, or 5 percent

•                  Increased checking accounts by 28,794 to 1,472,615, an annualized increase of 8 percent

•                  Opened 4 new branches

•                  Acquired VGM Leasing, Inc.

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months Ended March 31,
	2004	2003	Change
Net income	$60,661	$60,127.9%
Diluted earnings per common share	.88	.83	6.0

Financial Ratios
Return on average assets	2.11%	1.99%
Return on average common equity	25.90	24.70%
Net interest margin	4.52	4.45

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WAYZATA, MN, April 15, 2004 – TCF Financial Corporation (TCF) (NYSE: TCB) today reported record diluted earnings per share of 88 cents for the first quarter of 2004, compared with 83 cents for the same period of 2003.  Net income for the first quarter of 2004 was a record $60.7 million, compared with $60.1 million for the same period of 2003.  For the first quarter of 2004, return on average assets was 2.11 percent and return on average common equity was 25.90 percent, compared with 1.99 percent and 24.70 percent, respectively, for the first quarter of 2003.

Chairman’s Statement

“Our continued focus on growing and cultivating our franchise has again contributed to solid results for the first quarter of 2004 as reflected in our record earnings and EPS,” said William A. Cooper, Chairman and CEO.  “During the first quarter, our Power Asset® growth remained strong, our credit quality remains among the best in the industry and our new branch expansion continues with 4 branches opened during the first quarter and 24 more branches planned to open during the rest of this year.”

Total Revenue

	Three Months Ended March 31,
($ in thousands)	2004	2003	$ Change	% Change
Net interest income	$118,493	$122,412	$(3,919)	(3.2)%
Fees and other revenue:
Fees and service charges	59,659	54,414	5,245	9.6
Debit card revenue	13,491	13,233	258	1.9
ATM revenue	9,997	10,415	(418)	(4.0)
Investments and insurance commissions	3,462	3,520	(58)	(1.6)
Total banking fees and other revenue	86,609	81,582	5,027	6.2
Leasing and equipment finance	10,167	13,607	(3,440)	(25.3)
Mortgage banking (1)	3,455	(430)	3,885	N.M.
Other	2,228	2,076	152	7.3
Total fees and other revenue	102,459	96,835	5,624	5.8
Gains on sales of securities available for sale	12,717	21,137	(8,420)	(39.8)
Gains (losses) on termination of debt	—	(6,576)	6,576	(100.0)
Other non-interest income	12,717	14,561	(1,844)	(12.7)
Total non-interest income	$115,176	$111,396	$3,780	3.4
Total revenue	$233,669	$233,808	$(139)	(.1)

Net interest margin	4.52%	4.45%
Fees and other revenue as a % of total revenue	43.85	41.42
Fees and other revenue as a % of average assets	3.56	3.21

N.M.  Not meaningful

(1) See “Mortgage Banking” section below for further discussion of mortgage banking revenues.

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Net Interest Income

TCF’s net interest income in the first quarter of 2004 was $118.5 million, down $3.9 million, or 3 percent, from the first quarter of 2003.  Net interest margin in the first quarter of 2004 was 4.52 percent, compared with 4.45 percent last year and 4.68 percent in the fourth quarter of 2003.  The change in net interest income from the first quarter of 2003 primarily reflects the $517.5 million decrease in average interest earning assets partially offset by the 7 basis point increase in net interest margin.  The decrease in asset balances reflects an $896.8 million increase in Power Assets® offset by a $1.3 billion decrease in residential real estate loans and mortgage-backed securities (“treasury assets”).  The decrease in treasury assets reflects management’s decision to delay investing in long-term fixed-rate treasury assets in this very low interest rate environment.  The increase in net interest margin in the first quarter 2004 over the same period in 2003 reflects a 59 basis point reduction in asset yields due to significant refinancing of fixed-rate assets and an increase in variable-rate assets as a percentage of total assets offset by a 68 basis point reduction in funding costs due to the 2003 prepayment of $954 million higher cost borrowings and the continued decline in the average rate paid on deposits.  The decrease in net interest margin in the first quarter of 2004 of 16 basis points from the fourth quarter of 2003 was driven by a 16 basis point decline in asset yields as TCF continued to experience refinancings of fixed-rate consumer and commercial loans coupled with customer preference for lower cost variable rate loans.  TCF’s funding costs remained relatively unchanged from the fourth quarter at 1.20 percent.

Interest Rate Risk

TCF has positioned its balance sheet to benefit from a rising interest rate environment.  TCF’s one-year interest rate gap (the difference between interest-earning assets and interest-bearing liabilities repricing or maturing within the next twelve months), assuming no change in interest rates, was a positive $1.2 billion, or 10 percent of total assets, at March 31, 2004, compared with a positive $161.3 million, or 1 percent of total

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assets, at December 31, 2003.  As a result of variable rate consumer and commercial loans at or near their interest rate floors and after taking into consideration other factors such as changes in prepayment rates, TCF becomes more asset sensitive in a rising interest rate environment.  In a falling interest rate environment TCF’s asset sensitivity remains relatively unchanged as the assumed increase in fixed-rate asset runoff is offset by the increase in variable-rate consumer and commercial loans at their floors.  The sensitivity of TCF’s one-year interest rate gap is summarized as follows:

	One-Year Interest Rate GAP
($ in millions)	$	% of Total Assets
Assumed Interest Rates
Increase 50 basis points *	$1,861	15.9%
Flat rate as of March 31, 2004	1,167	10.0
Decrease 50 basis points *	1,303	11.1

*Assumes an immediate parallel change in interest rates as of March 31, 2004.

The one-year interest rate gap is subject to a number of assumptions and is only one of a number of interest rate risk measurements and is best used as a general measure of the effect on the net interest income of rising or falling interest rates.  In general, TCF’s net interest income would increase with rising interest rates and decrease to a somewhat lesser degree with falling interest rates.

Non-interest Income

Total fees and other revenue were up 6 percent to $102.5 million for the 2004 first quarter.  Banking fees and other revenue increased $5 million, or 6 percent, as a result of TCF’s expanding branch network and customer base.  Included in banking fees and other revenue are debit card revenues of $13.5 million, up $258 thousand, or 2 percent, from the first quarter of 2003 as a 19 percent increase in off-line sales volume was partially offset by a 17 percent decline in the average off-line interchange rate.  The average off-line interchange rate of 1.32 percent during the first quarter of 2004 was up 12 basis points or 10 percent from the fourth quarter of 2003 primarily due to the new interchange rates established by VISA® USA effective February 1, 2004.  The average off-line interchange rate since February 1, 2004 has been 1.38 percent.

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	Three Months Ended March 31,		Change
(Dollars in thousands)	2004	2003	%

Average number of checking accounts with debit cards	1,258,593	1,148,926	9.5%

Percentage of customers with debit cards who were active users	54.3%	53.7%	1.1

Average number of transactions per month on active debit cards	12.6	11.9	5.9

Sales volume
Off-line (Signature)	$964,168	$809,908	19.0
On-line (PIN)	112,775	74,697	51.0
Total	$1,076,943	$884,605	21.7

Off-line sales volume as a percentage of total	89.53%	91.56%

Average off-line interchange rate	1.32	1.59	(17.0)

Leasing and equipment finance revenues were $10.2 million for the first quarter of 2004, down $3.4 million, or 25 percent, from the 2003 first quarter due primarily to lower sales-type and operating lease revenue in Winthrop Resources.  Leasing and equipment finance revenues may fluctuate from quarter to quarter based on customer driven factors not within the control of TCF.

During the 2004 first quarter, TCF took advantage of the continued low interest rate environment and sold $854 million of mortgage-backed securities and realized gains of $12.7 million.  This compares with $21.1 million of gains on the sale of $532.2 million of mortgage backed securities during the same quarter of 2003.  In 2003, TCF prepaid $150 million of Federal Home Loan Bank (“FHLB”) advances and recorded losses on termination of debt of $6.6 million.  There were no similar debt terminations during the first quarter of 2004.

New Branch Expansion

TCF opened 4 new branches during the first quarter of 2004, including 2 new traditional branches and 2 new supermarket branches.  TCF has now opened 232 new branches since January 1998.  TCF plans to open 24 more new branches in the remainder of 2004, consisting of 20 traditional branches and 4 supermarket branches.

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(# of branches)	March 31, 2004	March 31, 2003	December 31, 1997

Total Branches
Minnesota	99	96	75
Illinois	191	188	47
Wisconsin	34	35	28
Michigan	56	53	60
Colorado	20	15	7
Indiana	6	5	—
	406	392	217

New Branches*
Traditional	44	28
Supermarket	188	185
Total	232	213
% of Total Branches	57%	54%

*  New branches opened since January 1, 1998.

Additional information regarding the results of TCF’s new branches opened since January 1, 1998 is summarized as follows:

	At or For the Three Months Ended March 31,
($ in thousands)	2004	2003	Change	% Change

Number of checking accounts	518,105	416,460	101,645	24.4%
Deposits:
Checking	$715,530	$517,209	$198,321	38.3
Savings	418,604	424,641	(6,037)	(1.4)
Money market	67,246	71,912	(4,666)	(6.5)
Subtotal	1,201,380	1,013,762	187,618	18.5
Certificates	149,582	160,118	(10,536)	(6.6)
Total deposits	$1,350,962	$1,173,880	$177,082	15.1

Total fees and other revenue	$32,176	$27,017	$5,159	19.1

Power Assets®

TCF’s Power Asset lending operations continue to generate strong growth. TCF’s consumer loan average balances increased $658.3 million, or 22 percent, and leasing and equipment finance average balances have increased $155 million, or 15 percent, from the first quarter of 2003.  “We continue to have strong consumer home equity originations during the first quarter,” said Cooper.  In March 2004, TCF Leasing, Inc.

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acquired VGM Leasing, Inc., a leasing company specializing in home medical equipment financing.  This acquisition added 40 leasing professionals in Waterloo, Iowa and approximately $82 million of new portfolio balances as of March 31, 2004.

	Average Balances for the Three Months Ended March 31,
($ in thousands)	2004	2003	$ Change	% Change
Loans and leases*:
Consumer	$3,706,061	$3,047,799	$658,262	21.6%
Commercial real estate	1,942,494	1,848,125	94,369	5.1
Commercial business	427,824	438,681	(10,857)	(2.5)
Leasing and equipment finance	1,194,235	1,039,213	155,022	14.9
Power Assets	$7,270,614	$6,373,818	$896,796	14.1

*Excludes residential real estate loans and loans held for sale.

Power Liabilities®

“In this highly competitive environment, we increased our checking account customer base by 28,794 accounts, or 8 percent (annualized), in the first quarter of 2004 (up from 20,281 net new accounts added during the first quarter of 2003) to 1,472,615,” said Cooper.  “Our Totally-Free Checking product is the catalyst for establishing long-term relationships with our customers.”  Average Power Liabilities totaled $7.7 billion for the first quarter of 2004, with an average interest rate of .55 percent, down 41 basis points from the same period in 2003.  Average checking, savings and money market balances increased $283.2 million, or 5 percent, including a $111.6 million reduction in average custodial checking and savings balances related to the significant decrease in mortgage banking loan prepayments.  TCF continued to experience a decline in certificates of deposit during the first quarter of 2004, as other lower-cost funding sources were available to TCF.

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	Average Balances and Rates for the Three Months Ended March 31,
($ in thousands)	2004	2003	Change		% Change
Checking	$3,329,383	$2,858,113	$471,270		16.5%
Savings	1,923,295	2,057,542	(134,247)		(6.5)
Money market	832,695	886,552	(53,857)		(6.1)
Subtotal	6,085,373	5,802,207	283,166		4.9
Certificates	1,580,107	1,901,136	(321,029)		(16.9)
Power Liabilities	$7,665,480	$7,703,343	$(37,863)		(.5)

Number of checking accounts, period-end	1,472,615	1,358,594	114,021		8.4
Average rate on deposits	.55%	.96%	(41	) bps	N/A

Residential Real Estate Loans and Securities Available for Sale

Average balances of residential real estate loans and securities available for sale (consisting primarily of mortgage-backed securities), totaled $2.7 billion for the first quarter of 2004 a decrease of $1.3 billion from the first quarter of 2003.  The decline was the result of the high level of prepayments during 2003 coupled with the sales of mortgage-backed securities.  At March 31, 2004, the unrealized pre-tax gain on TCF’s securities available for sale portfolio was $20 million.

	Average Balances for the Three Months Ended			Change from
($ in thousands)	March 31, 2004	December 31, 2003	March 31, 2003	December 31, 2003	March 31, 2003
Residential real estate loans	$1,193,435	$1,256,847	$1,680,170	$(63,412)	$(486,735)
Securities available for sale	1,519,374	1,505,379	2,341,002	13,995	(821,628)
Total	$2,712,809	$2,762,226	$4,021,172	$(49,417)	$(1,308,363)

Yield	5.54%	5.55%	6.04%

Non-interest Expense

Non-interest expense totaled $140.7 million for the 2004 first quarter, up $2 million, or one percent, from $138.8 million for the 2003 first quarter.  Compensation and employee benefits increased $2.3 million, or 3 percent, from the first quarter of 2003, driven by a $1.4 million increase related to new branches opened in the past 12 months.  Occupancy and equipment expenses increased $1.9 million, or 9 percent, from the first quarter of 2003, with $862 thousand relating to costs associated with new branch expansion.  Other expenses

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declined $2.2 million, or 7 percent, to $28.3 million for the first quarter of 2004.  The decline in other expenses is primarily attributable to the lower mortgage banking volumes and declines in operating lease expenses and depreciation in the leasing businesses.

	Three Months Ended March 31,		Change
($ in thousands)	2004	2003	$	%

Compensation and employee benefits	$78,879	$76,599	$2,280	3.0%
Occupancy and equipment	23,490	21,599	1,891	8.8
Advertising and promotions	5,910	6,353	(443)	(7.0)
Deposit account losses	4,158	3,713	445	12.0
Other	28,269	30,486	(2,217)	(7.3)
Total non-interest expense	$140,706	$138,750	$1,956	1.4

Credit Quality

At March 31, 2004, TCF’s allowance for loan and lease losses totaled $79.1 million, or .92 percent of loans and leases, compared with $77.8 million, or .97 percent, at March 31, 2003.  The provision for credit losses for the first quarter of 2004 was $1.2 million, down from $2.7 million for the first quarter of 2003.  Net loan and lease charge-offs were $516 thousand, or .02 percent (annualized) of average loans and leases, in the 2004 first quarter, down from $1.9 million, or .09 percent (annualized), for the same period of 2003. “TCF’s credit quality was exceptional in the first quarter of 2004, reflecting our emphasis on secured lending,” said Cooper, “and it continues to rank among the best in the industry.”  Leasing and equipment finance had net recoveries of $106 thousand during the 2004 first quarter, compared with net charge-offs of $971 thousand for the 2003 first quarter.  At March 31, 2004, TCF’s over-30-day delinquency rate was .40 percent, down from .47 percent for December 31, 2003. Non-accrual loans and leases were $37 million, or .43 percent of net loans and leases, at March 31, 2004, compared with $35.4 million, or .43 percent, at December 31, 2003.  Total non-performing assets were $67.5 million, or .58 percent of total assets, at March 31, 2004, down from $68.9 million, or .61 percent, at December 31, 2003.

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	Three Months Ended March 31,
($ in thousands)	2004		2003
Allowance for loan and lease losses:
Balance at beginning of period	$76,619		$77,008
Net (charge-offs) recoveries:
Consumer	(574)		(1,045)
Commercial real estate	33		(2)
Commercial business	(73)		84
Leasing and equipment finance	106		(971)
Residential real estate	(8)		29
Total	(516)		(1,905)
Provision for credit losses	1,160		2,710
Acquired allowance	1,791		—
Balance at end of period	$79,054		$77,813

Key Indicators:
Allowance for loans and leases as a percentage of total loans and leases	.92%		.97%

Ratio of annualized net loan and lease charge-offs to average loans and leases outstanding	.02%		.09%

Period-end allowance as a multiple of annualized net charge-offs	38.3	X	10.2	X

Income before income taxes and provision for loan losses as a multiple of net charge-offs	180.2	X	49.9	X

Mortgage Banking

TCF’s mortgage banking operations funded $241.8 million in new loans during the first quarter of 2004, down 67 percent from $729.6 million in the first quarter of 2003, primarily reflecting lower levels of refinance activity.  Mortgage banking revenue increased $3.9 million and was $3.5 million in the first quarter of 2004, compared with a negative $430 thousand for the same 2003 period.  The increase in mortgage banking revenue was primarily due to a $13.6 million decrease in amortization and impairment of mortgage servicing rights related to lower levels of prepayments, partially offset by an $8.5 million decline in gains on sales of loans.  Mortgage applications in process declined to $444.1 million at March 31, 2004, down from $764 million at March 31, 2003, as refinance activity slowed during the later part of 2003.  TCF’s third party servicing portfolio was $5 billion at March 31, 2004, a decrease of $426.4 million, or 8 percent, from March 31, 2003.  The related capitalized mortgage servicing rights asset was $50.7 million at March 31, 2004, or

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1.01 percent of the servicing portfolio.  The annualized prepayment rate of the third party servicing portfolio was 22 percent during the first quarter of 2004, down from 50 percent during the first quarter of 2003.

	At March 31,
($ in thousands)	2004		2003		Change	% Change

Third-party servicing portfolio	$5,005,082		$5,431,456		$(426,374)	(7.9)%
Weighted average note rate	5.92%		6.50%			(58	)bps
Mortgage applications in process	$444,124		$763,969		$(319,845)	(41.9)%
Mortgage servicing rights	$50,726		$52,953		$(2,227)	(4.2)
- As a percentage of servicing portfolio	1.01%		.97%			4	bps
- As a multiple of service fees	3.2	X	3.0	X

	Three Months Ended March 31,
($ in thousands)	2004		2003		Change	% Change

Servicing income	$4,625		$5,433		$(808)	(14.9)%
Less mortgage servicing rights:
Amortization	3,676		7,801		(4,125)	(52.9)
Impairment	—		9,500		(9,500)	(100.0)
Subtotal	3,676		17,301		(13,625)	(78.8)
Net servicing income (loss)	949		(11,868)		12,817	N.M.
Gains on sales of loans	2,136		10,626		(8,490)	(79.9)
Other income	370		812		(442)	(54.4)
Total mortgage banking	$3,455		$(430)		$3,885	N.M.

N.M.  Not meaningful.

Income Taxes

TCF’s income tax expense was $31.1 million for the first quarter of 2004, or 33.9 percent of income before income tax expense, compared with $32.2 million, or 34.9 percent, for the comparable 2003 period.  The effective tax rate was lower in the first quarter of 2004 compared with previous quarters, primarily due to the increased investment in affordable housing limited partnerships.

Capital

TCF repurchased 13,445 shares of its common stock during the first quarter of 2004 at an average cost of $51.66 per share.  TCF has 3.7 million shares remaining in its stock repurchase program authorized by its

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Board of Directors.  Since 1997, TCF has repurchased 25.1 million shares of its stock, at an average cost of $33.34 per share.

($ in thousands, except per-share data)	At March 31, 2004		At December 31, 2003

Stockholders’ equity	$965,950		$920,858
Stockholders’ equity to total assets	8.24%		8.14%
Book value per common share	$13.70		$13.07

Total risk-based capital	$870,330	10.76%	$841,982	10.73%
Total risk-based capital requirement	$647,054	8.00%	$627,650	8.00%

Website Information

A live webcast of TCF’s conference call to discuss first quarter earnings will be hosted at TCF’s website, www.tcfexpress.com, on April 15, 2004 at 10:00 a.m., CDT.  Additionally, the webcast is available for replay at TCF’s website after the conference call.  The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

 TCF is a Wayzata, Minnesota-based national financial holding company with $11.7 billion in assets.  TCF has 406 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing and equipment finance, mortgage banking, brokerage, and investments and insurance sales.

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Forward-looking Information

This earnings release contains “forward-looking” statements that deal with future results, plans or performance.  In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others.  Forward-looking statements deal with matters that do not relate strictly to historical facts.  TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans are subject to a number of risks and uncertainties.  These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; ability to increase the number of checking accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting policies and guidelines, or monetary, fiscal or tax policies of the federal or state governments; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios; technological, computer-related or operational difficulties; adverse changes in securities markets; the volatility of its mortgage banking business, which could adversely affect earnings; and results of litigation or other significant uncertainties.  Investors should consult TCF’s Annual Report to Shareholders and reports on Forms 10-K, 10-Q and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended March 31,
	2004	2003	$ Change	% Change
Interest income:
Loans and leases	$125,273	$131,721	$(6,448)	(4.9)%
Securities available for sale	20,332	33,764	(13,432)	(39.8)
Loans held for sale	2,841	5,226	(2,385)	(45.6)
Investments	773	1,403	(630)	(44.9)
Total interest income	149,219	172,114	(22,895)	(13.3)
Interest expense:
Deposits	10,539	18,477	(7,938)	(43.0)
Borrowings	20,187	31,225	(11,038)	(35.3)
Total interest expense	30,726	49,702	(18,976)	(38.2)
Net interest income	118,493	122,412	(3,919)	(3.2)
Provision for credit losses	1,160	2,710	(1,550)	(57.2)
Net interest income after provision for credit losses	117,333	119,702	(2,369)	(2.0)
Non-interest income:
Fees and service charges	59,659	54,414	5,245	9.6
Debit card revenue	13,491	13,233	258	1.9
ATM revenue	9,997	10,415	(418)	(4.0)
Investments and insurance commissions	3,462	3,520	(58)	(1.6)
Subtotal	86,609	81,582	5,027	6.2
Leasing and equipment finance	10,167	13,607	(3,440)	(25.3)
Mortgage banking	3,455	(430)	3,885	N.M.
Other	2,228	2,076	152	7.3
Fees and other revenue	102,459	96,835	5,624	5.8
Gains on sales of securities available for sale	12,717	21,137	(8,420)	(39.8)
Gains (losses) on termination of debt	—	(6,576)	6,576	(100.0)
Other non-interest income	12,717	14,561	(1,844)	(12.7)
Total non-interest income	115,176	111,396	3,780	3.4
Non-interest expense:
Compensation and employee benefits	78,879	76,599	2,280	3.0
Occupancy and equipment	23,490	21,599	1,891	8.8
Advertising and promotions	5,910	6,353	(443)	(7.0)
Other	32,427	34,199	(1,772)	(5.2)
Total non-interest expense	140,706	138,750	1,956	1.4
Income before income tax expense	91,803	92,348	(545)	(.6)
Income tax expense	31,142	32,221	(1,079)	(3.3)
Net income	$60,661	$60,127	$534.9

Net income per common share:
Basic	$.88	$.83	$.05	6.0
Diluted	$.88	$.83	$.05	6.0

Dividends declared per common share	$.375	$325	$.050	15.4

Average common and common equivalent shares outstanding:
Basic	68,991	72,021	(3,030)	(4.2)
Diluted	69,277	72,288	(3,011)	(4.2)

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)
(Unaudited)

	At	At	At	% Change from
	March 31, 2004	December 31, 2003	March 31, 2003	December 31, 2003	March 31, 2003

ASSETS

Cash and due from banks	$368,409	$370,054	$371,489	(.4)%	(.8)%
Investments	411,934	75,223	122,957	N.M.	N.M.
Securities available for sale	1,269,293	1,533,288	2,442,724	(17.2)	(48.0)
Loans held for sale	377,926	335,372	463,829	12.7	(18.5)
Loans and leases:
Consumer	3,821,648	3,630,341	3,137,517	5.3	21.8
Commercial real estate	1,963,815	1,916,701	1,858,070	2.5	5.7
Commercial business	428,588	427,696	446,929.2		(4.1)
Leasing and equipment finance	1,256,377	1,160,397	1,042,663	8.3	20.5
Subtotal	7,470,428	7,135,135	6,485,179	4.7	15.2
Residential real estate	1,152,357	1,212,643	1,568,430	(5.0)	(26.5)
Total loans and leases	8,622,785	8,347,778	8,053,609	3.3	7.1
Allowance for loan and lease losses	(79,054)	(76,619)	(77,813)	3.2	1.6
Net loans and leases	8,543,731	8,271,159	7,975,796	3.3	7.1
Premises and equipment	290,478	282,193	248,697	2.9	16.8
Goodwill	152,599	145,462	145,462	4.9	4.9
Deposit base intangibles	5,491	5,907	7,156	(7.0)	(23.3)
Mortgage servicing rights	50,726	52,036	52,953	(2.5)	(4.2)
Other assets	253,732	248,321	296,209	2.2	(14.3)
	$11,724,319	$11,319,015	$12,127,272	3.6	(3.3)

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,527,674	$3,248,412	$3,070,512	8.6	14.9
Savings	1,979,170	1,905,923	2,108,587	3.8	(6.1)
Money market	821,913	845,291	888,996	(2.8)	(7.5)
Subtotal	6,328,757	5,999,626	6,068,095	5.5	4.3
Certificates of deposit	1,540,371	1,612,123	1,897,243	(4.5)	(18.8)
Total deposits	7,869,128	7,611,749	7,965,338	3.4	(1.2)
Short-term borrowings	469,663	878,412	774,603	(46.5)	(39.4)
Long-term borrowings	2,037,424	1,536,413	1,993,287	32.6	2.2
Total borrowings	2,507,087	2,414,825	2,767,890	3.8	(9.4)
Accrued expenses and other liabilities	382,154	371,583	422,631	2.8	(9.6)
Total liabilities	10,758,369	10,398,157	11,155,859	3.5	(3.6)
Stockholders’ equity:
Preferred stock, par value $.01 per share, 30,000,000 shares authorized; none issued or outstanding	—	—	—	—	—
Common stock, par value $.01 per share, 280,000,000 shares authorized; 92,504,082; 92,513,355 and 92,539,643 shares issued	925	925	925	—	—
Additional paid-in capital	516,902	518,878	516,159	(.4)	.1
Retained earnings, subject to certain restrictions	1,269,229	1,234,804	1,148,361	2.8	10.5
Accumulated other comprehensive income	12,827	5,652	31,462	126.9	(59.2)
Treasury stock at cost, 21,996,070; 22,037,025 and 19,420,229 shares, and other	(833,933)	(839,401)	(725,494)	(.7)	14.9
Total stockholders’ equity	965,950	920,858	971,413	4.9	(.6)
	$11,724,319	$11,319,015	$12,127,272	3.6	(3.3)

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Allowance for loan and lease losses:

	At or For the Three Months Ended March 31, 2004				At or For the Year Ended December 31, 2003
		Allowance as a % of	Net Charge-offs (Recoveries)			Allowance as a % of		Net Charge-offs
	Allowance	Portfolio	$	%	Allowance	Portfolio	$	%
Consumer		$9,285.24%	$574.06%		$9,084.25%		$3,189.10%
Commercial real estate	25,831	1.32	(33)	(.01)	25,142	1.31		1,336.07
Commercial business	11,117	2.59	73.07		11,797	2.76		782.18
Leasing and equipment finance	15,795	1.26	(106)	(.04)	13,515	1.16		7,537.69
Unallocated	16,139	n/a	—	n/a	16,139	n/a	—	n/a
Subtotal	78,167	1.05	508.03		75,677	1.06		12,844.19
Residential real estate	887.08		8	—	942.08			77.01
Total	$79,054.92		$516.02		$76,619.92		$12,921.16

Non-performing assets:

	At	At	At	$ Change from
	March 31, 2004	December 31, 2003	March 31, 2003	December 31, 2003	March 31, 2003

Non-accrual loans and leases:
Consumer	$14,428	$12,052	$11,496	$2,376	$2,932
Commercial real estate	3,120	2,490	2,984	630	136
Commercial business	3,102	2,931	4,642	171	(1,540)
Leasing and equipment finance, net	11,219	13,241	15,664	(2,022)	(4,445)
Residential real estate	4,473	3,993	5,501	480	(1,028)
Total non-accrual loans and leases, net	36,342	34,707	40,287	1,635	(3,945)
Non-recourse discounted lease rentals	644	699	700	(55)	(56)
Total non-accrual loans and leases, gross	36,986	35,406	40,987	1,580	(4,001)
Other real estate owned:
Residential real estate	18,960	20,462	17,458	(1,502)	1,502
Commercial real estate	11,549	12,992	9,042	(1,443)	2,507
Total other real estate owned	30,509	33,454	26,500	(2,945)	4,009
Total non-performing assets, gross	$67,495	$68,860	$67,487	$(1,365)	$8

Total non-performing assets, net	$66,851	$68,161	$66,787	$(1,310)	$64

Delinquency data (1):

	At March 31, 2004		At December 31, 2003		At March 31, 2003
	Principal Balances	% of Portfolio	Principal Balances	% of Portfolio	Principal Balances	% of Portfolio
Consumer	$14,262.37%		$17,673.49%		$18,255.58%
Commercial real estate	319.02		58	—	548.03
Commercial business	128.03		282.07		611.14
Leasing and equipment finance	12,716	1.02	10,619.93		10,416	1.01
Residential real estate	6,499.57		10,112.84		9,503.61
Total	$33,924.40		$38,744.47		$39,333.49

Potential Problem Loans (2):

	At	At	At	$ Change from
	March 31, 2004	December 31, 2003	March 31, 2003	December 31, 2003	March 31, 2003
Consumer	$—	$—	$4,500	$—	$(4,500)
Commercial real estate	30,316	20,279	29,522	10,037	794
Commercial business	13,072	12,721	27,092	351	(14,020)
Leasing and equipment finance	15,043	15,094	18,284	(51)	(3,241)
	$58,431	$48,094	$79,398	$10,337	$(20,967)

(1)                                 Excludes non-accrual loans and leases.

(2)                                 Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2004			2003
	Average Balance	Interest	Yields and Rates (1)	Average Balance	Interest	Yields and Rates (1)

ASSETS

Investments	$141,770	$773	2.18%	$118,828	$1,403	4.72%
Securities available for sale	1,519,374	20,332	5.35	2,341,002	33,764	5.77
Loans held for sale	359,238	2,841	3.16	488,110	5,226	4.28
Loans and leases:
Consumer	3,706,061	56,306	6.08	3,047,799	51,653	6.78
Commercial real estate	1,942,494	26,523	5.46	1,848,125	28,054	6.07
Commercial business	427,824	4,341	4.06	438,681	4,775	4.35
Leasing and equipment finance	1,194,235	20,868	6.99	1,039,213	20,279	7.81
Subtotal	7,270,614	108,038	5.94	6,373,818	104,761	6.57
Residential real estate	1,193,435	17,235	5.78	1,680,170	26,960	6.42
Total loans and leases	8,464,049	125,273	5.92	8,053,988	131,721	6.54

Total interest-earning assets	10,484,431	149,219	5.69	11,001,928	172,114	6.26

Other assets	1,041,213			1,075,990

Total assets	$11,525,644			$12,077,918

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$2,255,675			$2,083,099
Interest-bearing deposits:
Checking	1,187,865	409.14		990,411	304.12
Savings	1,809,138	1,734.38		1,842,145	3,618.79
Money market	832,695	768.37		886,552	1,544.70
Subtotal	3,829,698	2,911.30		3,719,108	5,466.59
Certificates	1,580,107	7,628	1.93	1,901,136	13,011	2.74
Total interest-bearing deposits	5,409,805	10,539.78		5,620,244	18,477	1.32

Total deposits	7,665,480	10,539.55		7,703,343	18,477.96

Borrowings:
Short-term borrowings	735,475	2,350	1.28	869,735	2,830	1.30
Long-term borrowings	1,812,508	17,837	3.94	2,080,713	28,395	5.46
Total borrowings	2,547,983	20,187	3.17	2,950,448	31,225	4.23

Total deposits and borrowings	10,213,463	30,726	1.20	10,653,791	49,702	1.87

Other liabilities	375,192			450,534

Total liabilities	10,588,655			11,104,325

Stockholders’ equity	936,989			973,593

Total liabilities and stockholders’ equity	$11,525,644			$12,077,918

Net interest income and margin		$118,493	4.52%		$122,412	4.45%

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended
	Mar. 31, 2004	Dec. 31, 2003	Sep. 30, 2003	Jun. 30, 2003	Mar. 31, 2003
Interest income:
Loans and leases	$125,273	$125,042	$126,854	$129,554	$131,721
Securities available for sale	20,332	19,995	22,579	27,483	33,764
Loans held for sale	2,841	3,097	5,905	5,788	5,226
Investments	773	785	1,144	1,179	1,403
Total interest income	149,219	148,919	156,482	164,004	172,114
Interest expense:
Deposits	10,539	10,990	11,816	15,512	18,477
Borrowings	20,187	18,837	24,789	28,728	31,225
Total interest expense	30,726	29,827	36,605	44,240	49,702
Net interest income	118,493	119,092	119,877	119,764	122,412
Provision for credit losses	1,160	4,037	2,658	3,127	2,710
Net interest income after provision for credit losses	117,333	115,055	117,219	116,637	119,702
Non-interest income:
Fees and service charges	59,659	64,486	65,757	62,799	54,414
Debit card revenue	13,491	12,069	12,923	14,766	13,233
ATM revenue	9,997	10,400	11,566	11,242	10,415
Investments and insurance commissions	3,462	3,037	3,584	3,760	3,520
Subtotal	86,609	89,992	93,830	92,567	81,582
Leasing and equipment finance	10,167	15,372	10,652	11,457	13,607
Mortgage banking	3,455	6,573	11,304	(4,728)	(430)
Other	2,228	2,928	2,303	1,707	2,076
Fees and other revenue	102,459	114,865	118,089	101,003	96,835
Gains on sales of securities available for sale	12,717	—	—	11,695	21,137
Gains (losses) on termination of debt	—	—	(37,769)	—	(6,576)
Other non-interest income	12,717	—	(37,769)	11,695	14,561
Total non-interest income	115,176	114,865	80,320	112,698	111,396
Non-interest expense:
Compensation and employee benefits	78,879	76,752	75,646	73,807	76,599
Occupancy and equipment	23,490	22,984	22,309	21,531	21,599
Advertising and promotions	5,910	6,204	6,536	6,443	6,353
Other	32,427	36,304	37,891	34,952	34,199
Total non-interest expense	140,706	142,244	142,382	136,733	138,750
Income before income tax expense	91,803	87,676	55,157	92,602	92,348
Income tax expense	31,142	28,180	19,193	32,311	32,221
Net income	$60,661	$59,496	$35,964	$60,291	$60,127

Net income per common share:
Basic	$.88	$.86	$.51	$.85	$.83
Diluted	$.88	$.86	$.51	$.85	$.83

Dividends declared per common share	$.375	$.325	$.325	$.325	$.325

Financial Ratios:

Return on average assets(1)	2.11%	2.13%	1.24%	2.04%	1.99%
Return on average common equity(1)	25.90	26.18	15.77	25.17	24.70
Average total equity to average assets	8.13	8.13	7.89	8.11	8.06
Net interest margin(1)	4.52	4.68	4.57	4.45	4.45

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	Jun. 30, 2003	Mar. 31, 2003

ASSETS

Cash and due from banks	$326,731	$339,531	$372,777	$349,524	$332,705
Investments	141,770	75,397	89,182	123,028	118,828
Securities available for sale	1,519,374	1,505,379	1,696,800	2,032,384	2,341,002
Loans held for sale	359,238	359,650	572,827	534,435	488,110
Loans and leases:
Consumer	3,706,061	3,529,177	3,365,816	3,203,226	3,047,799
Commercial real estate	1,942,494	1,875,215	1,846,204	1,848,055	1,848,125
Commercial business	427,824	424,310	452,260	467,368	438,681
Leasing and equipment finance	1,194,235	1,152,753	1,123,284	1,061,315	1,039,213
Subtotal	7,270,614	6,981,455	6,787,564	6,579,964	6,373,818
Residential real estate	1,193,435	1,256,847	1,344,921	1,486,518	1,680,170
Total loans and leases	8,464,049	8,238,302	8,132,485	8,066,482	8,053,988
Allowance for loan and lease losses	(77,655)	(78,655)	(78,657)	(78,074)	(77,509)
Net loans and leases	8,386,394	8,159,647	8,053,828	7,988,408	7,976,479
Premises and equipment	287,322	276,541	262,676	253,759	247,453
Goodwill	146,678	145,462	145,462	145,462	145,462
Deposit base intangibles	5,695	6,111	6,529	6,945	7,362
Mortgage servicing rights	51,432	49,955	45,300	51,913	61,561
Other assets	301,010	263,879	319,959	330,475	358,956
	$11,525,644	$11,181,552	$11,565,340	$11,816,333	$12,077,918

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$3,329,383	$3,194,672	$3,194,438	$3,041,711	$2,858,113
Savings	1,923,295	1,931,827	2,143,100	2,154,317	2,057,542
Money market	832,695	866,408	899,071	897,154	886,552
Subtotal	6,085,373	5,992,907	6,236,609	6,093,182	5,802,207
Certificates	1,580,107	1,607,495	1,644,351	1,825,466	1,901,136
Total deposits	7,665,480	7,600,402	7,880,960	7,918,648	7,703,343
Short-term borrowings	735,475	941,460	673,312	544,136	869,735
Long-term borrowings	1,812,508	1,358,496	1,721,151	1,962,893	2,080,713
Total borrowings	2,547,983	2,299,956	2,394,463	2,507,029	2,950,448
Accrued expenses and other liabilities	375,192	372,034	377,779	432,547	450,534
Total liabilities	10,588,655	10,272,392	10,653,202	10,858,224	11,104,325
Stockholders’ equity:
Common stock	925	925	925	925	926
Additional paid-in capital	517,203	517,657	517,345	516,853	515,972
Retained earnings	1,243,968	1,209,630	1,185,987	1,164,827	1,125,330
Accumulated other comprehensive income (loss)	11,784	4,332	(2,174)	33,414	40,928
Treasury stock at cost and other	(836,891)	(823,384)	(789,945)	(757,910)	(709,563)
Total stockholders’ equity	936,989	909,160	912,138	958,109	973,593
	$11,525,644	$11,181,552	$11,565,340	$11,816,333	$12,077,918

Supplemental Information:
Residential real estate loans	$1,193,435	$1,256,847	$1,344,921	$1,486,518	$1,680,170
Securities available for sale	1,519,374	1,505,379	1,696,800	2,032,384	2,341,002
Total residential real estate loans and securities available for sale	$2,712,809	$2,762,226	$3,041,721	$3,518,902	$4,021,172

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CONSUMER AND COMMERCIAL LOANS
(Dollars in millions)
(Unaudited)

	At March 31, 2004
	Consumer Loans	Commercial Loans	Total
Variable-rate loans:
Floor rate vs. variable rate

Plus 26 bps or more	$419	$247	$666

Plus 1 - 25 bps	484	119	603

Floor rate = variable rate	938	53	991

Subtotal of loans at floor rates	1,841	419	2,260

Minus 1 - 25 bps	374	65	439

Minus 26 bps or more	88	623	711

Total variable - rate loans	2,303	1,107	3,410

Fixed-rate loans	1,519	387	1,906

Adjustable rate loans	—	898	898

Total loans	$3,822	$2,392	$6,214

Variable rate loans as a percentage of total loans	60%	46%	55%

Variable rate loans at their floor as a percentage of total variable loans	80%	38%	66%

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